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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heritage Financial Group

HeritageBank of the South Employees'
Savings & Profit Sharing Plan and Trust

We consent to the incorporation by reference in Registration Statement No. 333-130291 of Heritage Financial Group on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of HeritageBank of the South Employees' Savings & Profit Sharing Plan and Trust for the year ended December 31, 2005.

/s/ MAULDIN & JENKINS, LLC

Albany, Georgia
June 28, 2006